UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2021

CENTURY COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36491	68-0521411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 770-8300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 21, 2021, Century Communities, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Second A&R Credit Agreement”) with the lenders party thereto, Texas Capital Bank, National Association, as Administrative Agent and L/C Issuer, and Texas Capital Bank, National Association, BBVA USA, BofA Securities, Inc., Fifth Third Bank, National Association and U.S. Bank National Association, as Joint Lead Arrangers and Joint Book Runners, and Wells Fargo Bank, N.A., as Syndication Agent. The Second A&R Credit Agreement amends and restates the Amended and Restated Credit Agreement, dated as of June 5, 2018, by and among the Company and the parties thereto, as modified and supplemented subsequent to the date thereof.

The Second A&R Credit Agreement provides the Company with a senior unsecured revolving line of credit (the “Credit Facility”) of up to $800 million. The Credit Facility includes a $250.0 million sublimit for standby letters of credit. Under the terms of the Second A&R Credit Agreement, the Company is entitled to request an increase in the size of the Credit Facility by an amount not exceeding $200 million. If the existing lenders elect not to provide the full amount of a requested increase, the Company may invite one or more other lender(s) to become a party to the Second A&R Credit Agreement, subject to the approval of the Administrative Agent and L/C Issuer. The total principal amount of outstanding loans plus the undrawn amount of outstanding letters of credit and the unreimbursed amount of drawn letters of credit may not exceed the lesser of (a) the credit facility amount, initially $800 million and (b) a borrowing base equal to the amount of cash and cash equivalents, entitled land, land under development, model houses, pre-sold houses and spec houses of the Company and subsidiary guarantors, minus Borrower’s Other Debt (as defined in the Second A&R Credit Agreement).  The obligations under the Second A&R Credit Agreement are guaranteed by certain of the Company’s subsidiaries. Funds are available under the Credit Facility for the construction of houses, for the acquisition and development of land and lots for the eventual construction of houses thereon, and for working capital in the ordinary course of business.

Unless terminated earlier, the Credit Facility will mature on April 30, 2026, and the principal amount thereunder, together with all accrued unpaid interest and other amounts owing thereunder, if any, will be payable in full on such date. Under the terms of the Second A&R Credit Agreement, the Company may request a twelve-month extension of the maturity date, subject to the approval of the lenders and the Administrative Agent.

Borrowings under the Second A&R Credit Agreement bear interest at a floating rate equal to the adjusted Eurodollar Rate plus an applicable margin between 2.05% and 2.65% per annum, and if made available in the Administrative Agent’s discretion, a base rate plus an applicable margin between 1.05% and 1.65% per annum. The “applicable margins” described above are determined by a schedule based on the leverage ratio of the Company, as defined in the Second A&R Credit Agreement. The Second A&R Credit Agreement also provides for fronting fees and letter of credit fees payable to the L/C Issuer and commitment fees payable to the Administrative Agent equal to 0.20% of the unused portion of the Credit Facility.

The Second A&R Credit Agreement contains customary affirmative and negative covenants, including, among other matters, limitations on the Company’s ability to grant liens, incur additional debt, pay dividends, redeem its common stock, make certain investments and engage in certain merger, consolidation or asset sale transactions. The Second A&R Credit Agreement also requires the Company to maintain: (i) a leverage ratio of not more than 1.50 to 1.0 as of the last day of any fiscal quarter, based upon the ratio of debt to tangible net worth of the Company and its subsidiaries on a consolidated basis, and subject to adjustment upon certain triggering events, (ii) an interest coverage ratio of not less than 1.50 to 1.0 for any four fiscal quarter period, based upon the ratio of EBITDA to cash interest expense of the Company and its subsidiaries on a consolidated basis, (iii) a consolidated tangible net worth of not less than the sum of $858 million, plus 50% of the net proceeds of any issuances of equity interests of the Company and the guarantors of the Credit Facility after September 30, 2021, plus 50% of the amount of consolidated net income of the Company and its subsidiaries, as of the last day of any fiscal quarter after September 30, 2021, (iv) liquidity of not less than $40 million as of the last day of any fiscal quarter for the Company and its subsidiaries on a consolidated basis, and (v) a risk asset ratio of not more than 1.50 to 1.0 as of the last day of any fiscal quarter, based upon the ratio of the book value of all risk assets owned by the Company and its subsidiaries to the Company’s tangible net worth.

The Second A&R Credit Agreement also contains customary events of default, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy and insolvency proceedings, cross-defaults to certain other agreements, breach of any financial covenant and change of control.  Upon the occurrence and during the continuance of any event of default, the Administrative Agent, with the consent or at the direction of the required lenders, may accelerate the payment of the obligations thereunder and exercise various other customary default remedies.

Texas Capital Bank, National Association, BBVA USA, BofA Securities, Inc., Fifth Third Bank, National Association and U.S. Bank National Association served as joint lead arrangers and joint bookrunners and Wells Fargo Bank, N.A. served as syndication agent for the Credit Facility, for which they each received customary compensation. Certain of these parties, as well as the Administrative Agent and L/C Issuer and certain of the other lenders and their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and its subsidiaries, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing description of the Second A&R Credit Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Second A&R Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01.  Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description
10.1
Second Amended and Restated Credit Agreement, dated as of May 21, 2021, by and among Century Communities, Inc., the lenders party thereto, Texas Capital Bank, National Association, as Administrative Agent and L/C Issuer, and Texas Capital Bank, National Association, BBVA USA, BofA Securities, Inc., Fifth Third Bank, National Association and U.S. Bank National Association, as Joint Lead Arrangers and Joint Book Runners, and Wells Fargo Bank, N.A., as Syndication Agent.

104	The cover page from this current report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2021	CENTURY COMMUNITIES, INC.

	By:	/s/ David L. Messenger
Name: David L. Messenger
Title: Chief Financial Officer and Secretary